Exhibit 99.1

2U, Inc. Reports Second-Quarter 2016 Financial Results

•                  Revenue Growth of 39 Percent, Year Over Year

•                  Net Loss Margin Improvement of 10 Percentage Points, Year Over Year

•                  Adjusted EBITDA Loss Margin Improvement of Seven Percentage Points, Year Over Year

LANDOVER, Md., August 4, 2016 /PRNewswire/ — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the second quarter ended June 30, 2016.

Second-Quarter 2016 Results

•                  Revenue was $49.1 million, an increase of 39 percent from $35.2 million in the second quarter of 2015.

•                  Net loss was $(8.3) million, or $(0.18) per share, compared to $(9.6) million, or $(0.23) per share, in the second quarter of 2015.

•                  Adjusted net loss was $(4.4) million, or $(0.09) per share, compared to an adjusted net loss of $(5.8) million, or $(0.14) per share, in the second quarter of 2015.

•                  Adjusted EBITDA loss was $(2.1) million, compared to an adjusted EBITDA loss of $(4.0) million in the second quarter of 2015.

“2U had another great quarter as we once again exceeded previously stated guidance for all of our financial measures,” said Chip Paucek, 2U’s CEO and co-founder. “In addition to 39 percent revenue growth, we also saw significant margin improvement in our earnings measures for the quarter. On a year-over-year basis, our net loss margin improved by 10 percentage points and our adjusted EBITDA loss margin improved by seven percentage points.”

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for third quarter and full year of 2016.

(in millions, except per share amounts)	3Q 2016	FY 2016
Revenue	$49.9-$50.4	$201.6-$202.6
Net Loss	$(9.0)-$(8.6)	$(24.6)-$(23.7)
Net Loss per Share	$(0.19)-$(0.18)	$(0.53)-$(0.51)
Adjusted Net Loss	$(4.6)-$(4.2)	$(8.1)-$(7.2)
Adjusted Net Loss per Share	$(0.10)-$(0.09)	$(0.17)-$(0.15)
Weighted-Average Shares of Common Stock	47.0	46.7
Adjusted EBITDA (Loss)	$(2.0)-$(1.6)	$1.7-$2.6
Stock-Based Compensation Expense	$4.3-$4.5	$16.3-$16.7

In giving third-quarter and full-year 2016 guidance, the company’s expectations for the fourth quarter are implied. Note that cost seasonality in the fourth quarter typically improves margins in that quarter; fourth-quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

We define adjusted net income (loss) as net income or net loss, as applicable, attributable to holders of common stock before stock-based compensation expense.  Adjusted net loss per share is calculated as adjusted net loss divided by weighted-average common shares outstanding, basic and diluted. Adjusted net income per share is calculated as adjusted net income divided by weighted-average common shares outstanding, on a diluted basis.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s second-quarter 2016 financial results conference call

When:	Thursday, August 4, 2016

Time:	5 p.m. ET

Live Call:	(877) 359-9508

Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row® approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc., egoodwin@2u.com

Media Contact: Shirley Chow, Director of Public Relations, 2U, Inc., schow@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$188,251	$183,729
Accounts receivable, net	5,242	975
Advance to clients	1,125	1,508
Prepaid expenses and other assets	7,163	6,695
Total current assets	201,781	192,907
Property and equipment, net	3,994	3,621
Capitalized technology and content development costs, net	26,820	22,628
Advance to clients, non-current	1,350	1,042
Prepaid expenses, non-current	8,123	7,099
Other non-current assets	3,768	3,744
Total assets	$245,836	$231,041
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,588	$4,544
Accrued compensation and related benefits	9,987	13,405
Accrued expenses and other liabilities	16,916	12,039
Deferred revenue	17,587	2,609
Total current liabilities	50,078	32,597
Non-current liabilities	2,543	2,655
Total liabilities	52,621	35,252
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 46,632,069 shares issued and outstanding as of June 30, 2016; 45,776,455 shares issued and outstanding as of December 31, 2015	47	46
Additional paid-in capital	360,466	351,324
Accumulated deficit	(167,298)	(155,581)
Total stockholders’ equity	193,215	195,789
Total liabilities and stockholders’ equity	$245,836	$231,041

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$49,110	$35,238	$96,554	$69,850
Costs and expenses:
Servicing and support	10,260	7,903	19,772	15,454
Technology and content development	8,842	6,466	16,117	12,600
Program marketing and sales	27,483	21,526	51,139	41,113
General and administrative	10,944	8,871	21,391	15,582
Total costs and expenses	57,529	44,766	108,419	84,749
Loss from operations	(8,419)	(9,528)	(11,865)	(14,899)
Other income (expense):
Interest expense	(9)	(126)	(35)	(252)
Interest income	91	24	183	53
Total other income (expense)	82	(102)	148	(199)
Loss before income taxes	(8,337)	(9,630)	(11,717)	(15,098)
Income tax expense	—	—	—	—
Net loss	$(8,337)	$(9,630)	$(11,717)	$(15,098)
Net loss per share, basic and diluted	$(0.18)	$(0.23)	$(0.25)	$(0.37)
Weighted-average shares of common stock outstanding, basic and diluted	46,494,464	41,362,476	46,226,117	41,171,669

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(11,717)	$(15,098)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,526	3,390
Stock-based compensation expense	7,520	5,915
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(4,267)	(4,043)
Decrease (increase) in advance to clients	75	(875)
Increase in prepaid expenses and other current assets	(645)	(366)
Increase in accounts payable	1,044	784
Decrease in accrued compensation and related benefits	(3,419)	(1,533)
Increase in accrued expenses and other liabilities	4,776	8,108
Increase in deferred revenue	14,978	11,520
Decrease (increase) in payments to clients	1,664	(336)
Increase in other assets and other liabilities, net	(3,028)	(1,424)
Net cash provided by operating activities	11,507	6,042
Cash flows from investing activities
Purchases of property and equipment	(1,029)	(589)
Capitalized technology and content development cost expenditures	(7,437)	(5,949)
Other	(142)	—
Net cash used in investing activities	(8,608)	(6,538)
Cash flows from financing activities
Proceeds from exercise of stock options	2,156	2,227
Other	(533)	(436)
Net cash provided by financing activities	1,623	1,791
Net increase in cash and cash equivalents	4,522	1,295
Cash and cash equivalents, beginning of period	183,729	86,929
Cash and cash equivalents, end of period	$188,251	$88,224
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$904	$199

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(8,337)	$(9,630)	$(11,717)	$(15,098)
Adjustments:
Stock-based compensation expense	3,976	3,867	7,520	5,915
Total adjustments	3,976	3,867	7,520	5,915
Adjusted net loss	$(4,361)	$(5,763)	$(4,197)	$(9,183)

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(8,337)	$(9,630)	$(11,717)	$(15,098)
Adjustments:
Interest expense	9	126	35	252
Interest income	(91)	(24)	(183)	(53)
Depreciation and amortization expense	2,377	1,677	4,526	3,390
Stock-based compensation expense	3,976	3,867	7,520	5,915
Total adjustments	6,271	5,646	11,898	9,504
Adjusted EBITDA (loss)	$(2,066)	$(3,984)	$181	$(5,594)

The following table presents (i) a reconciliation of net loss guidance to adjusted net loss guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net loss per share guidance, each at the midpoint of the ranges provided by the company, for each of the periods indicated:

	Three Months Ended September 30, 2016		Year Ended December 31, 2016
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(8,800)	$(0.18)	$(24,150)	$(0.51)
Stock-based compensation expense	4,400	0.09	16,500	0.35
Adjusted net loss	(4,400)	(0.09)	(7,650)	(0.16)
Net interest income (expense)	—	*	—	*
Depreciation and amortization expense	2,600	*	9,800	*
Adjusted EBITDA (loss)	$(1,800)	$ *	$2,150	$ *
Projected weighted-average shares of common stock outstanding, basic and diluted		47,000		46,700

*              Not provided.

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Platform revenue retention rate	134.2%	130.5%	123.7%	124.8%
Number of programs included in comparison (1)	15	10	12	9

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q3 ’14	Q4 ’14	Q1 ’15	Q2 ’15	Q3 ’15	Q4 ’15	Q1 ’16	Q2 ’16
Full course equivalent enrollments in our clients’ programs	10,389	11,505	13,093	13,557	13,840	16,530	17,709	18,823

Average revenue per full course equivalent enrollment in our clients’ programs	$2,734	$2,673	$2,644	$2,599	$2,680	$2,617	$2,679	$2,609